NEWS RELEASE

BROOKFIELD HOMES ANNOUNCES FIRST QUARTER NET NEW ORDERS AND
NOTICE OF FIRST QUARTER CONFERENCE CALL AND WEBCAST

Del Mar, California, April 5, 2005 — (BHS: NYSE)

Net New Orders

Net new orders for the three months ended March 31, 2005 totaled 517 units, a decrease of 50 units compared to the same period in 2004. The decrease in net new orders resulted from fewer homes available for sale in both our San Francisco Bay Area and Southland/Los Angeles markets, and partially offset by an increase in sales in the Washington D.C. Area. At March 31, 2005, we closed or had in backlog over 60% of our targeted 2005 home closings.

A summary by region of the net new orders and active selling communities for the three months ended March 31 follows:

	Net New Orders		Active Selling Communities
	2005	2004	2005	2004
San Francisco Bay Area	63	131	3	5
Southland / Los Angeles	94	140	5	6
San Diego / Riverside	159	161	6	5
Washington D.C. Area	201	135	13	14

	517	567	27	30

Webcast and Conference Call for Investors and Analysts

You are invited to participate in Brookfield Homes’ First Quarter Conference Call on Tuesday, May 3, 2005 at 11:00 a.m. (EST) to discuss with members of senior management our results and current business initiatives.

Brookfield Homes will release its 2005 first quarter financial results on Monday, May 2nd at approximately 2:00 p.m. (EST), and they will be available on our website at www.brookfieldhomes.com under “Investor Relations — Press Releases.” Our supplemental information package will also be available under “Investor Relations — Financial Reports and Investor Presentations.” The Conference Call will also be Webcast live on our website, where it will be archived for future reference.

To participate in the Conference Call, please dial 1-800-251-4491, toll free in North America, at approximately 10 minutes prior to the start time. For those unable to participate in the Conference Call, a taped rebroadcast will also be available until midnight Tuesday, May 17, 2005. To access this rebroadcast, please call 1-800-807-5315, toll free in North America.

Brookfield Homes Corporation

Brookfield Homes Corporation is a residential homebuilder and land developer, building homes and developing land in master-planned communities and infill locations. We design, construct and market single-family and multi-family homes primarily to move-up and luxury homebuyers. We also entitle and develop land for our own communities and sell lots to other homebuilders. Our portfolio includes 28,000 lots owned and controlled in the San Francisco Bay Area; Southland / Los Angeles; San Diego / Riverside; Sacramento; and Washington D.C. Area markets. For more information, visit the Brookfield Homes website at www.brookfieldhomes.com.

Contact Information:

Linda Northwood
Director, Investor Relations
Tel: 858-481-2567
Email: lnorthwood@brookfieldhomes.com

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Note: Certain statements in this press release that are not historical facts, including information concerning targeted 2005 home closings and quarter-end backlog, and those statements preceded by, followed by, or that include the words “planned”, “projected”, “goals”, “expected”, “targeted,” “scheduled” or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Undue reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from the anticipated future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those set forward in the forward-looking statements include, but are not limited to: changes in general economic, real estate and other conditions; mortgage rate changes; availability of suitable undeveloped land at acceptable prices; adverse legislation or regulation; ability to obtain necessary permits and approvals for the development of our land; availability of labor or materials or increases in their costs; ability to develop and market our master-planned communities successfully; confidence levels of consumers; ability to raise capital on favorable terms; adverse weather conditions and natural disasters; relations with the residents of our communities; risks associated with increased insurance costs or unavailability of adequate coverage and ability to obtain surety bonds; competitive conditions in the homebuilding industry, including product and pricing pressures; and additional risks and uncertainties referred to in our Form 10-K and other SEC filings, many of which are beyond our control. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.